                                  SCHEDULE 14A

                                   INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                       EXCHANGE ACT OF 1934 (AMENDMENT NO. __________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION
                                        ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             CAPITAL AUTOMOTIVE REIT
------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (Set forth the amount on which the fee is calculated and state how it was determined):

------------------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

      (5) Total fee paid:

-------------------------------------------------------------------------------

      [ ] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

-------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

      (3) Filing Party:

-------------------------------------------------------------------------------

      (4) Date Filed:

-------------------------------------------------------------------------------

Notes:

[CAPITAL AUTOMOTIVE LOGO]

                                                                  March 31, 2000

Dear Shareholders:

     On behalf of the Board of Trustees and employees of Capital Automotive REIT, I cordially invite you to attend the 2000 Annual Meeting of Capital Automotive REIT's shareholders. We will be holding the Annual Meeting on May 4, 2000 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, located at 1700 Tysons Boulevard, McLean, Virginia 22102.

     Enclosed with this letter is a Notice of the Annual Meeting of Shareholders, a Proxy Statement, a proxy card and a return envelope. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that we will conduct at the Annual Meeting and other information about Capital Automotive REIT. Also enclosed with this letter is Capital Automotive REIT's Annual Report to Shareholders for the fiscal year ended December 31, 1999.

     At the 2000 Annual Meeting, we will ask you to:

     - Elect eleven Trustees;

     - Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2000; and

     - Transact any other business that is properly presented at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please sign, date and promptly return the proxy card in the enclosed prepaid return envelope. Your shares will be voted at the Annual Meeting in accordance with your proxy instructions. Of course, if you attend the Annual Meeting you may vote in person. If you plan to attend the meeting, please mark the appropriate box on the enclosed proxy card.

                                        Sincerely,

                                        /s/ JOHN J. POHANKA

                                        John J. Pohanka
                                        Chairman of the Board

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

    Please Sign, Date and Return Your Proxy Card Before the Annual Meeting.

     If you have any questions about voting your shares, please contact Lisa M. Clements, Capital Automotive REIT, 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, telephone no. (703) 288-3075.

                            CAPITAL AUTOMOTIVE REIT
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         Date:   Thursday, May 4, 2000
                         Time:   10:00 a.m. local time
                         Place:  The Ritz-Carlton Hotel of Tysons Corner
                                 1700 Tysons Boulevard
                                 McLean, Virginia 22102

Dear Shareholders:

     At the 2000 Annual Meeting, we will ask you to:

     - Elect eleven Trustees;

     - Ratify the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 2000; and

     - Transact any other business that is properly presented at the Annual Meeting.

     You will be able to vote your shares at the Annual Meeting if you were a shareholder of record at the close of business on March 10, 2000.

                                          By Order of the Board of Trustees:

                                          /s/ JOHN M. WEAVER

                                          John M. Weaver
                                          Secretary

March 31, 2000

               YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT.

   PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE
               ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU
                          PLAN TO ATTEND THE MEETING.

         IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE CONTACT
       LISA M. CLEMENTS, CAPITAL AUTOMOTIVE REIT, 1420 SPRING HILL ROAD,
        SUITE 525, MCLEAN, VIRGINIA 22102, TELEPHONE NO. (703) 288-3075

  IF YOU ATTEND THE MEETING, YOU WILL BE ABLE TO REVOKE YOUR PROXY AND VOTE IN
                                    PERSON.

                            CAPITAL AUTOMOTIVE REIT
                        1420 SPRING HILL ROAD, SUITE 525
                             MCLEAN, VIRGINIA 22102

                                                                  March 31, 2000

                       PROXY STATEMENT FOR ANNUAL MEETING

     This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2000 Annual Meeting of the Shareholders of Capital Automotive REIT ("Capital Automotive" or the "Company"). The 2000 Annual Meeting will be held on Thursday, May 4, 2000 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

     This Proxy Statement provides detailed information about the Annual Meeting, the proposals you will be asked to vote on at the Annual Meeting, and other relevant information.

     On March 31, 2000 we began mailing information to people who, according to our records, owned common shares of beneficial interest of Capital Automotive at the close of business on March 10, 2000. We are mailing with that information a copy of Capital Automotive REIT's Annual Report to Shareholders for the fiscal year ended December 31, 1999.

                               TABLE OF CONTENTS

Information About the 2000 Annual Meeting and Voting........    1
Proposals to be Presented at the Annual Meeting.............    2
     1. Election of Trustees................................    2
     2. Ratification of Arthur Andersen LLP as Independent
        Accountants.........................................    3
Share Ownership.............................................    3
The Board of Trustees.......................................    6
Executive Officers..........................................    9
Executive Compensation......................................   10
Executive Compensation Committee Report on Executive
  Compensation..............................................   14
Certain Relationships and Related Transactions..............   16
Other Information...........................................   18

              INFORMATION ABOUT THE 2000 ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting will be held on Thursday, May 4, 2000 at 10:00 a.m. local time at The Ritz-Carlton Hotel of Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102.

THIS PROXY SOLICITATION

     We are sending you this Proxy Statement because Capital Automotive's Board of Trustees is seeking a proxy to vote your shares at the Annual Meeting. This Proxy Statement is intended to assist you in deciding how to vote your shares. On March 31, 2000, we began mailing this Proxy Statement to all people who, according to our shareholder records, owned shares at the close of business on March 10, 2000.

     Capital Automotive is paying the cost of requesting these proxies. Capital Automotive's Trustees, officers and employees may request proxies in person or by telephone, mail, telecopy or letter. Capital Automotive will reimburse brokers and other nominees their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of our common shares.

VOTING YOUR SHARES

     You have one vote for each common share of Capital Automotive that you owned of record at the close of business on March 10, 2000. The number of shares you own (and may vote at the Annual Meeting) is listed on the enclosed proxy card.

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will be directing the persons designated on the proxy card to vote your shares at the Annual Meeting in accordance with the instructions you give on the proxy card.

IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN,
                 DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

     If you complete the proxy card but do not provide the voting instructions, then your shares will be voted FOR each of the Trustees identified on the proxy card and FOR ratification of the selection of Arthur Andersen LLP as the independent accountants of Capital Automotive for the 2000 fiscal year.

REVOKING YOUR PROXY

     If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

     - You may notify the Secretary of Capital Automotive in writing that you wish to revoke your proxy.

     - You may submit a proxy dated later than your original proxy.

     - You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy; you must obtain a ballot and vote your shares to revoke the proxy.

VOTE REQUIRED FOR APPROVAL

            YOUR VOTE AT THE ANNUAL MEETING IS VERY IMPORTANT TO US.

Proposal 1: Election of    The eleven nominees for Trustee who receive the most
Eleven Trustees            votes will be elected. If you indicate "withhold
                           authority to vote" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.


Proposal 2: Ratification   The affirmative vote of a majority of the votes cast
of Selection of            at the Annual Meeting is required to ratify the
Independent Accountants    selection of independent accountants. If you abstain
                           from voting, your abstention will not count as a vote cast for or against the proposal.




     If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on both Proposal 1 and 2.

     Quorum. On the record date for the Annual Meeting (March 10, 2000), 20,707,415 shares were issued and outstanding. A "quorum" must be present at the Annual Meeting in order to transact business. A quorum will be present if 10,353,708 shares are represented at the Annual Meeting, either in person (by the shareholders) or by proxy. If a quorum is not present, a vote cannot occur. In deciding whether a quorum is present, abstentions and any broker non-votes will be counted as shares that are represented at the Annual Meeting.

ADDITIONAL INFORMATION

     Capital Automotive's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including consolidated financial statements, is being mailed to all shareholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about Capital Automotive.

                PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

     Capital Automotive will present the following two proposals at the Annual Meeting. We have described in this proxy statement all the proposals that we expect will be made at the Annual Meeting. If we or a shareholder properly presents any other proposal to the meeting after April 1, 2000, Capital Automotive will, to the extent permitted by applicable law, use your proxy to vote your shares on the proposal in Capital Automotive's best judgment.

1.  ELECTION OF TRUSTEES

     Nominees for election to the Board of Trustees are:

     Thomas D. Eckert
     Craig L. Fuller
     David Gladstone
     William E. Hoglund
     R. Michael McCullough
     Lee P. Munder
     John J. Pohanka
     John E. Reilly
     Robert M. Rosenthal
     Vincent A. Sheehy
     William R. Swanson

     Each Trustee will be elected to serve for a one-year term, or until his replacement is elected and qualifies or until his earlier resignation or removal. Each of the eleven nominees is presently a member of the Board of Trustees and has consented to serve as a Trustee if re-elected. More detailed information about each of the nominees is available in the section of this booklet titled "The Board of Trustees," which begins on page 6.

     If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Trustees may designate a substitute nominee or nominees. If a substitute is nominated, we will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Trustees may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the Annual Meeting may not be voted for more than eleven nominees.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE TRUSTEES.

2.     RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT
ACCOUNTANTS

     Arthur Andersen LLP has served as our independent accountants since Capital Automotive's inception in 1997. The Audit Committee and the Board of Trustees believe that we should continue this relationship and have appointed Arthur Andersen to continue as our independent accountants for the fiscal year ending December 31, 2000. In the event that the shareholders do not ratify this appointment by the requisite vote, the Audit Committee and the Board of Trustees will reconsider its appointment of Arthur Andersen LLP.

     One or more representatives of Arthur Andersen LLP will be available at the Annual Meeting to answer your questions and make a statement if they desire.

     THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2000.

                                SHARE OWNERSHIP

     There were 20,707,415 common shares of Capital Automotive issued and outstanding on March 10, 2000. The following table shows how many shares (including certain securities that are redeemable, convertible or exercisable for shares) on a fully converted basis were owned on March 10, 2000 (unless otherwise indicated in a footnote) by (1) each person who owned more than 5% of the issued and outstanding shares on a fully converted basis, (2) each Trustee of Capital Automotive, (3) the Chief Executive Officer of Capital Automotive, and (4) the other persons named in the "Executive Compensation -- Summary Compensation Table" on page 10. (In the remainder of this Proxy Statement, we collectively will refer to the Chief Executive Officer and the other persons listed in the Summary Compensation Table as the "named officers.") The table also shows how many shares (calculated on the basis described below) were owned by all of the Trustees and executive officers of Capital Automotive together. For purposes of this table, "fully converted basis" means common shares and securities redeemable or exercisable for common shares that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 10, 2000. The number of shares set forth below includes the number of (A) common shares the person holds, (B) common shares the person could receive (if Capital Automotive elects to issue shares (on a one-for-one basis) rather than pay cash) upon redemption of units of the Partnership held by the person, (C) common shares the person could receive on exercise of options for shares held by the person and exercisable within 60 days of March 10, 2000, and
(D) common shares the person could receive on exercise of warrants for shares held by the person and exercisable within 60 days of March 10, 2000. The owners have sole voting and investment power unless otherwise indicated. The address of the Trustees and the named officers is c/o Capital Automotive REIT, 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102.

                                                              NUMBER OF    PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER               SHARES     OF SHARES
            ------------------------------------              ---------   ---------
Robert M. Rosenthal (1).....................................  4,058,966     16.39%
NewSouth Capital Management, Inc. (2).......................  2,155,495     10.41%
  1000 Ridgeway Loop Road, Suite 233
  Memphis, Tennessee 38120
John J. Pohanka (3).........................................  2,111,431      9.52%
Wallace R. Weitz and Company (4)............................  1,971,500      9.52%
  1125 South 103 Street, Suite 600
  Omaha, Nebraska 68124-6008
FBR Asset Investment Corporation (5)........................  1,792,115      8.65%
  1001 19th Street North
  Arlington, Virginia 22209-1710
Friedman, Billings, Ramsey Group, Inc. (6)..................  1,151,943      5.30%
  1001 19th Street North
  Arlington, Virginia 22209-1710
Thomas D. Eckert (7)........................................    697,145      3.28%
David S. Kay (8)............................................    295,824      1.41%
Scott M. Stahr (9)..........................................    150,441         *
Vincent A. Sheehy (10)......................................    113,800         *
Donald L. Keithley (11).....................................     73,126         *
Peter C. Staaf (12).........................................     71,801         *
Lee P. Munder (13)..........................................     60,000         *
John M. Weaver (14).........................................     55,781         *
Craig L. Fuller (13)........................................     18,000         *
William E. Hoglund (13).....................................     17,150         *
R. Michael McCullough (13)..................................     16,000         *
John E. Reilly (13).........................................     16,000         *
William R. Swanson (15).....................................     15,000         *
David Gladstone (16)........................................     10,000         *
All Executive Officers and Trustees as a Group (14
  Persons)..................................................  7,556,898     27.56%

---------------
*    Less than 1%.

(1) Mr. Rosenthal's ownership includes his direct and indirect ownership of common shares of the Company, units of the Partnership and warrants exercisable for shares. The number of shares and units owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on December 31, 1998, as updated by representations of Mr. Rosenthal as of January 20, 2000. Mr. Rosenthal has sole voting and investment power directly over 703,795 units of the Partnership and one common share. The balance of the units of the Partnership are held as follows: 106,425 units held by Marion Rosenthal, his spouse; 28,000 units held by Mr. Rosenthal and his spouse as tenants by the entirety; 144,619 units held by 750 North Glebe Road Limited Partnership, of which Mr. Rosenthal is general partner; 182,887 units held by 3400 Columbia Pike Limited Partnership, of which Mr. Rosenthal is general partner; 286,518 units held by R.P. Gaithersburg Limited Partnership, of which Mr. Rosenthal is general partner; and 1,578,940 units held by 8525 Leesburg Pike Limited Partnership, of which Mr. Rosenthal is general partner. In addition, Mr. Rosenthal has sole voting and investment power over a warrant exercisable for 50,000 common shares. Mr. Rosenthal has shared voting and investment power over a warrant exercisable for 657,079 common shares that is held through a limited liability company of which 99% of the ownership interests are held by a grantor's retained annuity trust established by Mr. Rosenthal and 1% of the ownership interests are owned by his spouse. Mr. Rosenthal disclaims voting and investment power over 320,702 units held by relatives not living in his home or held by employees of entities which he controls.

(2) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2000.

(3) Mr. Pohanka's ownership includes his direct and indirect ownership of common shares of the Company, units of the Partnership and a warrant exercisable for shares. The number of shares and units owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on January 13, 1999, as updated by representations of Mr. Pohanka as of February 7, 2000. Mr. Pohanka has sole voting and investment power directly over a warrant exercisable for 707,079 common shares. The balance of the common shares and units are held as follows: 5,250 common shares held by Pohanka Grandchildren Trust; 616,239 common shares and 774,462 units held by Pohanka Properties, Inc.; and 8,400 common shares held by Pohanka Imports, Inc. The Pohanka

     Grandchildren Trust, of which John J. Pohanka is the Trustee, has sole voting and investment power over its 5,250 common shares. Pohanka Properties, Inc., of which John J. Pohanka is President, has sole voting and investment power over its 616,239 common shares, Pohanka Properties, Inc. shares investment power over the 774,462 common shares which are potentially issuable to Pohanka Properties, Inc. upon redemption of its 774,462 units (upon tender of the units by Pohanka Properties, Inc. for redemption by the Partnership, Capital Automotive, in its discretion, could assume the obligations of the Partnership to redeem such units and, in its discretion, could redeem such units for common shares, on a one-for-one basis, or cash). Pohanka Imports, Inc., of which John J. Pohanka is the President, has sole voting and investment power over its 8,400 common shares. Mr. Pohanka disclaims beneficial ownership of 7,000 common shares held by his spouse. Includes one common share not reported on Schedule 13G.

(4) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2000.

(5) Number of shares owned is based on a report on Schedule 13G filed with the Securities and Exchange Commission on February 16, 2000. The shares reported in the Schedule 13G were previously reported as beneficially owned by FBR Asset Investment Corporation on a Schedule 13G jointly filed with Friedman, Billings, Ramsey Group, Inc. William R. Swanson, a Trustee of Capital Automotive, is an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation.

(6) Number of shares owned is based on a report on Schedule 13G/A filed with the Securities and Exchange Commission on March 10, 2000. In the Schedule 13G/A, Friedman, Billings, Ramsey Group, Inc. reported beneficial ownership of 129,700 common shares and currently exercisable warrants for 1,022,243 common shares. The 1,792,115 shares previously reported as beneficially owned by FBR Asset Investment Corporation on a Schedule 13G jointly filed by Friedman, Billings, Ramsey Group, Inc. and FBR Asset Investment Corporation are now reported on a Schedule 13G filed solely by FBR Asset Investment Corporation. Friedman, Billings, Ramsey Group, Inc. disclaims beneficial ownership of such shares. William R. Swanson, a Trustee of Capital Automotive, is a Managing Director of Friedman, Billings, Ramsey & Co., Inc., which is related to Friedman, Billings, Ramsey Group, Inc.

(7) Includes currently exercisable options for 555,518 common shares. Excludes 26,761 performance accelerated restricted shares ("PARS"), for which Mr. Eckert does not have dispositive or voting power. However, Mr. Eckert receives dividend equivalents with respect to the PARS.

(8) Includes currently exercisable options for 295,823 common shares. Excludes 9,819 PARS, for which Mr. Kay does not have dispositive or voting power. However, Mr. Kay receives dividend equivalents with respect to the PARS.

(9)  Includes currently exercisable options for 143,272 common shares.

(10) Includes currently exercisable options for 15,000 common shares. Mr. Sheehy indirectly owns 88,800 units held by Sheehy Investments Two, L.L.C., of which Mr. Sheehy is a limited partner with an 18% pecuniary interest and directly owns 10,000 units, which were received upon the dissolution of Sheehy Investments One Limited Partnership on January 1, 2000.

(11) Includes currently exercisable options for 66,125 common shares.

(12) Includes currently exercisable options for 59,281 common shares. Excludes 9,819 PARS, for which Mr. Staaf does not have dispositive or voting power. However, Mr. Staaf receives dividend equivalents with respect to the PARS.

(13) Includes currently exercisable options for 15,000 common shares.

(14) Includes currently exercisable options for 46,781 common shares. Excludes 9,819 PARS, for which Mr. Weaver does not have dispositive or voting power. However, Mr. Weaver receives dividend equivalents with respect to the PARS.

(15) Includes currently exercisable options for 15,000 common shares. Mr. Swanson, a Trustee of Capital Automotive, is an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation.

(16) Includes currently exercisable options for 10,000 common shares.

                             THE BOARD OF TRUSTEES

     The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each nominee, and the positions they currently hold with Capital Automotive. The information is as of March 10, 2000 unless otherwise indicated.

                  NAME                    AGE               POSITION               TRUSTEE SINCE
                  ----                    ---   ---------------------------------  -------------
John J. Pohanka (1)(2)..................  71    Chairman of the Board of Trustees  February 1998
Thomas D. Eckert (1)....................  52    President and Chief Executive      October 1997
                                                Officer and Trustee
Craig L. Fuller (3).....................  49    Trustee                            April 1998
David Gladstone (1).....................  57    Trustee                            May 1999
William E. Hogland (3)(4)...............  65    Trustee                            February 1998
R. Michael McCullough (1)(4)............  61    Trustee                            April 1998
Lee P. Munder (1).......................  54    Trustee                            April 1998
John E. Reilly (3)......................  73    Trustee                            February 1998
Robert M. Rosenthal.....................  72    Trustee                            February 1998
Vincent A. Sheehy (4)...................  41    Trustee                            April 1998
William R. Swanson (1)..................  51    Trustee                            February 1998

---------------
(1) Member of the Executive Committee

(2) Non-voting advisor to the Executive Compensation Committee

(3) Member of the Executive Compensation Committee

(4) Member of the Audit Committee

     John J. Pohanka is the Chairman of the Board of Trustees of Capital Automotive REIT. Mr. Pohanka has been involved in the automotive industry for 50 years and is also the Chairman of the Pohanka Automotive Group, a position he has held for more than the past five years. Founded in 1919, the Pohanka Automotive Group is currently comprised of 11 dealerships, each of which is located in the greater Washington, D.C. Metropolitan Area. The Pohanka Automotive Group's dealerships have received numerous awards, including the Time Magazine Quality Dealer Award. Mr. Pohanka has been active in a number of national and local industry and business groups during his career, including having served as a past President of the National Automobile Dealers Association
(NADA), a past President of the National Capitol Area Automotive Trade Association and a past Chairman of the National Institute for Automotive Service Excellence, a group which he co-founded.

     Thomas D. Eckert is Capital Automotive's President and Chief Executive Officer and is a member of the Board of Trustees. Mr. Eckert joined Capital Automotive in October 1997. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, the largest homebuilding firm in the U.S. Most recently, Mr. Eckert served as President of Pulte's Mid-Atlantic Region, which included oversight of the company's land acquisition, development and homebuilding operations from Virginia to New Jersey. Prior to working at Pulte, Mr. Eckert was employed with the public accounting firm of Arthur Andersen LLP for over seven years. Mr. Eckert is a former director of PMH Mortgage Company and is currently a director of 29 Munder Funds, a $16 billion mutual fund group, and the Celotex Corporation, a building products manufacturing entity with $600 million in annual revenues.

     Craig L. Fuller has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. From November 1999 to present, Mr. Fuller has served as President and Chief Executive Officer of the National Association of Chain Drug Stores. From June 1996 to October 30, 1999, Mr. Fuller served as the Managing Director of Korn/Ferry International, an executive recruiting firm. Prior to joining Korn/Ferry International, he was the Vice Chairman of the public relations and consulting firm of Burson-Marsteller from December 1995 to June 1996, and he was the Chairman of the Fuller Company, a political consulting firm, from May 1995 to December 1995. From January 1992 until May 1995, Mr. Fuller served as a Senior Vice President in the Corporate Affairs Division of Philip Morris Companies, Inc.

     David Gladstone has served as a member of the Board of Trustees of Capital Automotive since May 7, 1999. Mr. Gladstone has been the Vice-Chairman of the Board of American Capital Strategies, a buy-out and specialty finance firm, since August 1998. From March 1997 to July 1998, he was Chairman of the Board of American Capital Strategies. Mr. Gladstone has also been the Chairman and Chief Executive Officer of Coastal Berry Company, a large agricultural business, since June 1997. From 1974 to March 1997, Mr. Gladstone served as Chairman and Chief Executive Officer of Allied Capital Corporation. In addition, Mr. Gladstone is a Trustee of George Washington University, a past member of the Listings and Hearing Committee at the National Association of Securities Dealers, Inc. and a former director of Riggs National Corporation.

     William E. Hoglund has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. From 1956 until his retirement in 1994, Mr. Hoglund was employed by General Motors Corporation. At the time of his retirement in 1994, Mr. Hoglund was serving as an Executive Vice President and member of the General Motors Corporation Board of Directors. His previous assignments at General Motors Corporation included serving as Corporate Comptroller, Chief Financial Officer, President of Saturn, General Manager of the Pontiac Division, and Group Executive for the Buick-Oldsmobile-Cadillac Group. Currently, Mr. Hoglund is a director of the Mead Corporation, Detroit Diesel Corporation and the Sloan Foundation.

     R. Michael McCullough has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Mr. McCullough was employed by Booz, Allen & Hamilton Inc. from 1965 through 1996. He was the Chairman and Chief Executive Officer of Booz, Allen & Hamilton Inc. from 1984 to 1992. From 1992 until his retirement in 1996, Mr. McCullough was the Senior Chairman of Booz, Allen & Hamilton Inc. Currently, Mr. McCullough is a Director of Charles E. Smith Residential Realty, Inc., Watson Wyatt Worldwide and National Rehabilitation Hospital. Mr. McCullough is also Chairman of the Suburban Hospital Foundation.

     Lee P. Munder has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Since March 2000, Mr. Munder has been Chairman of Lee Munder Investments Ltd. From 1985 to February 2000, Mr. Munder was Chairman of Munder Capital Management, an investment advisory firm.

     John E. Reilly has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. Currently, Mr. Reilly is serving as a consultant to American Isuzu Motors, Inc. From 1980 until his retirement in 1997, Mr. Reilly was employed by American Isuzu Motors, Inc. At the time of his retirement, Mr. Reilly was serving as a Senior Executive Advisor. His previous assignments at American Isuzu Motors, Inc. included serving as Chairman and Senior Vice President.

     Robert M. Rosenthal has served as a member of the Board of Trustees of Capital Automotive since February 11, 1998. Mr. Rosenthal has been the Chairman of the Rosenthal Automotive Organization since 1954. Mr. Rosenthal has been involved in the automotive industry for 50 years and during that time has founded more than 35 dealerships. He is currently a Director of the Metropolitan Washington Airport Authority and First Virginia Bank. Rosenthal Automotive is currently comprised of 15 dealerships located in the greater Washington, D.C. Metropolitan Area. Rosenthal Automotive Organization has received numerous awards including a Time Magazine Quality Dealer Award and the Award of Distinction from Sports Illustrated and the American International Automobile Dealer Association. He has served as past President of the Washington Area New Automobile Dealers Association.

     Vincent A. Sheehy has served as a member of the Board of Trustees of Capital Automotive since April 22, 1998. Mr. Sheehy has been the President of Sheehy Auto Stores since July 1, 1998. From 1991 to present, Mr. Sheehy has owned and/or acted as General Manager or President of various Sheehy dealerships. Mr. Sheehy was a member of the Nissan National Dealer Advisory Board and is a member of the Nissan National Dealer Product Committee. Mr. Sheehy is a Director of the Virginia Automobile Dealers Association and Secretary of the Washington Area New Automobile Dealers Association.

     William R. Swanson has served as a member of the Board of Trustees of Capital Automotive since February 19, 1998. Mr. Swanson has been a Managing Director of Friedman, Billings, Ramsey & Co., Inc., which is related to Friedman, Billings, Ramsey Group, Inc., in its real estate investment banking group, since February 1994. Since November 1998, Mr. Swanson has been an Executive Vice President and the Chief Operating Officer of FBR Asset Investment Corporation, a REIT fund. From November 1997 to November 1998, Mr. Swanson was Chief Operating Officer of FBR Asset Investment Corporation. From 1993 to 1994, Mr. Swanson served as President of H.G. Smithy Company, Inc., a full service commercial, multi-family and mortgage servicing real estate company headquartered in Washington, D.C.

BOARD ORGANIZATION AND MEETINGS

     Board of Trustees. Capital Automotive is managed by an eleven-member Board of Trustees. The Board of Trustees met five times in the fiscal year ended December 31, 1999. Each of the current nominees attended at least 75% of the total number of meetings of the Board of Trustees and meetings of the committees of the Board of Trustees that he was eligible to attend.

     Audit Committee. The Board of Trustees of Capital Automotive has established an Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Capital Automotive's internal accounting controls. The Audit Committee met three times in the fiscal year ended December 31, 1999. From January 1, 1999 to July 26, 1999, Messrs. Fuller, Hogland and McCullough were the members of the Audit Committee. As of July 27, 1999, Mr. Fuller resigned as a member of the Audit Committee and Mr. Sheehy was appointed as a member of the Audit Committee. Therefore, Messrs. Hoglund, McCullough and Sheehy are the current members of the Audit Committee.

     Executive Committee. The Board of Trustees of Capital Automotive has established an Executive Committee. Subject to Capital Automotive's conflicts of interest policies, the Executive Committee has been granted certain power to authorize, on behalf of the full Board of Trustees, the execution of certain contracts and agreements, including those related to the borrowing of money by Capital Automotive. The Executive Committee may also authorize actions on behalf of Capital Automotive in its capacity as general partner of Capital Automotive L.P. The Executive Committee did not meet in the fiscal year ended December 31, 1999. From January 1, 1999 to July 26, 1999, Messrs. Eckert, McCullough, Munder, Pohanka, Reilly and Swanson were the members of the Executive Committee. As of July 27, 1999, Mr. Reilly resigned as a member of the Executive Committee and Mr. Gladstone was appointed as a member of the Executive Committee. Therefore, Messrs. Eckert, Gladstone, McCullough, Munder, Pohanka and Swanson are the current members of the Executive Committee.

     Executive Compensation Committee. The Board of Trustees of Capital Automotive has established an Executive Compensation Committee. The Executive Compensation Committee is responsible for establishing Capital Automotive's compensation programs for executive officers. The President and Chief Executive Officer makes recommendations to the Executive Compensation Committee for consideration. The Executive Compensation Committee makes an independent determination of the executive compensation (including any bonus or incentive compensation) to be paid to each executive officer. The Executive Compensation Committee met two times in the fiscal year ended December 31, 1999. From January 1, 1999 to July 26, 1999, Messrs. Fuller, Hogland, Pohanka and Reilly were the members of the Executive Compensation Committee. As of July 27, 1999, Mr. Pohanka resigned as a member of the Executive Compensation Committee and was appointed as a non-voting advisor to the Executive Compensation Committee. Therefore, Messrs. Fuller, Hoglund and Reilly are the current members of the Executive Compensation Committee and Mr. Pohanka is a non-voting advisor to the Executive Compensation Committee.

COMPENSATION OF TRUSTEES

     Capital Automotive pays its Trustees who are not employees of Capital Automotive $3,750 per calendar quarter for their services as Trustees. In 1999, Capital Automotive paid each non-employee Trustee $15,000, or $3,750 per quarter, except for Mr. Gladstone who became a Trustee after the end of the first quarter of 1999 and thus, only received $11,250 in 1999. In addition, under the Amended 1998 Equity Incentive Plan (the "Amended 1998 Plan"), upon election or appointment to the Board of Trustees, each non-employee Trustee also receives an initial grant of options to purchase 15,000 common shares. The exercise price for these grants is based on the fair market value of the common shares on the date of grant. Pursuant to this provision, upon his appointment to the Board of Trustees in May 1999, Mr. Gladstone received a grant of options to purchase 15,000 common shares.

                               EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth the name, age and principal occupations during the past five years for each executive officer who is not also a Trustee of Capital Automotive. The information is as of March 10, 2000, unless otherwise indicated:

                 NAME                   AGE                  POSITION
                 ----                   ---   --------------------------------------
David S. Kay..........................  33    Vice President and Chief Financial
                                              Officer
Peter C. Staaf........................  53    Vice President and Treasurer
John M. Weaver........................  40    Vice President, General Counsel and
                                              Secretary

     The executive officers are elected by the Board of Trustees and hold office until their successors are elected and qualify.

     David S. Kay is Capital Automotive's Vice President and Chief Financial Officer. Mr. Kay joined Capital Automotive in October 1997. Prior to joining Capital Automotive, Mr. Kay was employed by the public accounting firm of Arthur Andersen LLP in Washington, D.C. for approximately ten years. His areas of expertise included emerging companies in the automotive, retail and distribution industries. While at Arthur Andersen LLP, Mr. Kay provided clients with consultation regarding mergers and acquisitions, business planning and strategy, and equity financing. He also has several years of experience in capital formation projects, roll-up transactions and initial public offerings for motor vehicle dealerships across the nation. Mr. Kay has participated on a NADA task force and has given presentations at NADA conventions, AICPA conferences and at other industry seminars.

     Peter C. Staaf is Capital Automotive's Vice President and Treasurer. Mr. Staaf joined Capital Automotive in October 1998. Prior to joining Capital Automotive, from 1997 to 1998, Mr. Staaf was Senior Vice President, head trader and manager of fixed income at Ziegler Securities, a Chicago-based investment banking boutique. In that role, Mr. Staaf was responsible for establishing the regional mortgage trading and sales effort focused primarily on credit-sensitive and subordinated mortgage-backed securities. From 1994 to 1997, Mr. Staaf was a Managing Director of Cleary Gull Reiland & McDevitt, Inc. From 1991 to 1994, Mr. Staaf served as Vice President of mortgage trading at Smith Barney Shearson Incorporated. In his positions with Cleary Gull Reiland & McDevitt, Inc. and Smith Barney Shearson Incorporated, Mr. Staaf had responsibility for structuring, bidding, hedging and marketing non-agency pass throughs, whole loans and managing secondary mortgage positions. He also served as President of Pulte Financial Companies, Inc. for seven years and held a senior position at Blunt Ellis and Loewi, Inc.

     John M. Weaver is Capital Automotive's Vice President, General Counsel and Secretary. Mr. Weaver joined Capital Automotive in July 1998 from Shaw Pittman, a Washington D.C. based law firm where he was a partner concentrating on all aspects of real estate and finance law and transactional matters. As a member of Shaw Pittman's Real Estate Group, nationally recognized for its work with REITs, Mr. Weaver focused primarily on real estate developers, investors and lenders. Since joining Shaw Pittman in 1991, Mr. Weaver had been involved in a number of acquisitions and financings within the REIT sector. Prior to joining Shaw Pittman, Mr. Weaver had been an associate attorney in the Northern Virginia offices of a predecessor to Reed, Smith, Hazel & Thomas.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation earned by Capital Automotive's Chief Executive Officer, each of its other most highly compensated executive officers who were serving as executive officers on December 31, 1999 and two additional individuals who were no longer serving as executive officers on December 31, 1999 (the "named officers"). Capital Automotive was organized on October 20, 1997 and did not conduct any operations prior to that date.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                     ANNUAL                   ----------------------------    ALL OTHER
                                                  COMPENSATION                 RESTRICTED     OPTIONS (#     COMPENSATION
       NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)    STOCK ($)(1)   SHARES/UNITS)      ($)(2)
       ---------------------------         ----   ------------   ----------   ------------   -------------   ------------
Thomas D. Eckert,........................  1999     350,000              --       439,102(3)      106,061             --
  President and Chief Executive Officer    1998     350,000         230,000            --       1,058,004(4)          --
                                           1997      65,175              --            --              --             --
David S. Kay,............................  1999     175,000          87,500        99,795(5)       37,121             --
  Vice President and Chief Financial       1998     150,000         150,000            --         573,086(6)          --
  Officer
                                           1997      33,172              --            --              --             --
Peter C. Staaf,..........................  1999     175,000          62,500       131,124(7)       37,121         92,036(8)
  Vice President and Treasurer             1998      33,878              --            --         200,000(9)          --
                                           1997          --              --            --              --             --
John M. Weaver,..........................  1999     175,000          62,500       131,124(10)      37,121             --
  Vice President, General Counsel and      1998      68,269          85,000            --         150,000(11)         --
  Secretary                                1997          --              --            --              --             --
Scott M. Stahr,..........................  1999      65,625              --            --              --        172,994(12)
  Former Executive Vice President and      1998     225,000         120,000            --         573,086(13)         --
  Chief Operating Officer (14)             1997      24,231         250,000(15)        --              --             --
Donald L. Keithley,......................  1999     137,222              --        43,087(16)      30,303(17)         --
  Former Executive Vice President of       1998     200,000         100,000            --         264,501(18)         --
  Business Development (19)                1997      15,128              --            --              --             --

---------------
(1) Includes performance accelerated restricted shares ("PARS") and/or restricted phantom shares. One-half of the PARS awarded in any given year will vest on the third anniversary plus fifteen days from the effective date of the grant and the remaining half will vest on the seventh anniversary plus fifteen days from the effective date of the grant. However, if the performance of Capital Automotive meets certain specified performance targets, a certain specified percentage of the one-half of the PARS initially vesting on the seventh anniversary plus fifteen days from the effective date shall vest earlier than such date. A holder of PARS does not have dispositive or voting power with respect to the PARS. However, a holder of PARS receives dividend equivalents with respect to the PARS which are equal to the value of any dividends paid with respect to the Company's common shares. As presented in the table above, the dollar value of the PARS awarded in 1999 was calculated based on the closing market price of the common shares on the Nasdaq National Market on the date of award, May 7, 1999, of $12.9375 net of the consideration paid by the named officers of $.01 per PARS awarded. Capital Automotive's Phantom Share Purchase Program authorizes mandatory and voluntary purchases of restricted phantom shares upon the deferral of a portion of the named officers' annual bonus. Under this program, 20% of any annual bonus payable to a named officer must be deferred under the program and the named officer may elect to defer up to an additional 30% of any annual bonus payable to him. The restricted phantom shares are purchased at a price equal to 80% of the fair market value of the Company's common shares on the date of grant. The restricted phantom shares awarded on January 17, 2000 upon the deferral of a portion of 1999 annual bonuses generally vest on the third anniversary from the date of grant. A holder of restricted phantom shares does not have dispositive or voting power with respect to the shares. However, a holder of restricted phantom shares receives dividend equivalents with respect to the shares which are equal to the value of any dividends paid with respect to the Company's common shares. As presented in the table above, the dollar value of the restricted phantom shares awarded on January 17, 2000 upon the deferral of a portion of 1999 annual bonuses was calculated based on the closing market price of the common shares on the Nasdaq National Market on the last trading day prior to the date of award, January 14, 2000, of $11.625.

(2) Except as indicated in the table above, other annual compensation for each named officer totaled less than $50,000 and 10% of the total of annual salary and bonus reported for such named officer.

(3) As of December 31, 1999, Mr. Eckert held 11,667 PARS valued at $142,075 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875 net of the consideration paid by Mr. Eckert of $.01 per PARS awarded. In addition, during 1999, Mr. Eckert received $11,784 in the form of dividend equivalents paid on the PARS. With the approval of the Executive Compensation Committee, Mr. Eckert deferred 100% of his $230,000 annual bonus for 1999 and purchased 24,798 restricted phantom shares in January 2000. Based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875, the 24,798 restricted phantom shares are valued at $302,226.

(4) As of May 7, 1999, the Company exchanged options for 1,031,338 units of limited partnership interest in the Partnership with options for 1,031,338 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(5) As of December 31, 1999, Mr. Kay held 4,083 PARS valued at $49,721 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875 net of the consideration paid by Mr. Kay of $.01 per PARS awarded. In addition, during 1999, Mr. Kay received $4,124 in the form of dividend equivalents paid on the PARS. Mr. Kay also purchased 4,044 restricted phantom shares in January 2000 upon the deferral of 30% of his $125,000 annual bonus for 1999. The 4,044 restricted phantom shares are valued at $49,286 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875.

(6) As of May 7, 1999, the Company exchanged options for 546,420 units of limited partnership interest in the Partnership with options for 546,420 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(7) As of December 31, 1999, Mr. Staaf held 4,083 PARS valued at $49,721 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875 net of the consideration paid by Mr. Staaf of $.01 per PARS awarded. In addition, during 1999, Mr. Staaf received $4,124 in the form of dividend equivalents paid on the PARS. Mr. Staaf also purchased 6,739 restricted phantom shares in January 2000 upon the deferral of 50% of his $125,000 annual bonus for 1999. The 6,739 restricted phantom shares are valued at $82,132 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875.

(8) Of this amount, $83,514 represented payments pursuant to a relocation package and $8,522 represented life, health and dental insurance premiums.

(9) As of May 7, 1999, the Company exchanged options for 200,000 units of limited partnership interest in the Partnership with options for 200,000 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(10) As of December 31, 1999, Mr. Weaver held 4,083 PARS valued at $49,721 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875 net of the consideration paid by Mr. Weaver of $.01 per PARS awarded. In addition, during 1999, Mr. Weaver received $4,124 in the form of dividend equivalents paid on the PARS. Mr. Weaver also purchased 6,739 restricted phantom shares in January 2000 upon the deferral of 50% of his $125,000 annual bonus for 1999. The 6,739 restricted phantom shares are valued at $82,132 based on the closing market price of the common shares on the Nasdaq National Market on December 31, 1999 of $12.1875.

(11) As of May 7, 1999, the Company exchanged options for 150,000 units of limited partnership interest in the Partnership with options for 150,000 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options.

(12) Of this amount, $168,750 represented payments pursuant to an agreement to provide consulting services subsequent to Mr. Stahr's resignation as Executive Vice President and Chief Operating Officer of the Company (see footnote 14), $2,100 represented an automobile allowance and $2,144 represented life, health and dental insurance premiums.

(13) As of May 7, 1999, the Company exchanged options for 136,605 units of limited partnership interest in the Partnership with options for 136,605 common shares of the Company having the same exercise price, exercise schedule, terms and conditions as the unit options. Mr. Stahr forfeited 429,814 unit and share options upon the termination of his employment with the Company on April 26, 1999.

(14) Mr. Stahr resigned as Executive Vice President and Chief Operating Officer on April 26, 1999 and is no longer an employee of Capital Automotive. Mr. Stahr agreed to provide consulting services to the Company on a limited basis through January 15, 2000.

(15) In 1997, Mr. Stahr received a signing bonus of $250,000 to compensate him for terminating his employment with his prior employer.

(16) Mr. Keithley forfeited all 3,333 PARS upon the termination of his employment with the Company on September 7, 1999. During 1999, Mr. Keithley received $2,233 in the form of dividend equivalents paid on the PARS.

(17) Mr. Keithley forfeited all 30,303 options granted to him in 1999 upon the termination of his employment with the Company on September 7, 1999.

(18) As of May 7, 1999, the Company exchanged options for 237,835 units of limited partnership interest in the Partnership with options for 237,835 common shares of the Company at the same exercise price and on the same exercise schedule, terms and conditions on which the unit options were originally granted. Mr. Keithley forfeited 198,376 common share options upon the termination of his employment from the Company on September 7, 1999.

(19) Mr. Keithley resigned as Executive Vice President of Business Development on September 7, 1999 and is no longer an employee of Capital Automotive. Mr. Keithley currently is an independent consultant to the Board of Trustees.

SHARE OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the common share options granted to Capital Automotive's named officers during the fiscal year ended December 31, 1999. The following table does not include the exchange on May 7, 1999 of all unit options held by Capital Automotive's named officers for an equal number of common share options. Such exchanged common share options were granted at the same exercise price and on the same exercise schedule, terms and conditions on which the unit options were originally granted.

                                                              INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                                           --------------------------------------------------------   VALUE AT ASSUMED ANNUAL
                                            NUMBER OF   PERCENT OF TOTAL                                RATES OF SHARE PRICE
                                           SECURITIES       OPTIONS                                   APPRECIATION FOR OPTION
                                           UNDERLYING      GRANTED TO      EXERCISE OR                          TERM
                                             OPTIONS      EMPLOYEES IN     BASE PRICE    EXPIRATION   ------------------------
                  NAME                     GRANTED (#)    FISCAL YEAR        ($/SH)       DATE (1)    5% ($)(2)    10% ($)(2)
                  ----                     -----------  ----------------   -----------   ----------   ----------   -----------
Thomas D. Eckert, President and
  Chief Executive Officer................      106,061       25.0%          $12.9375       5/7/09      862,947      2,186,876
David S. Kay, Vice President and
  Chief Financial Officer................       37,121        8.8%          $12.9375       5/7/09      302,028        765,399
Peter C. Staaf, Vice President and
  Treasurer..............................       37,121        8.8%          $12.9375       5/7/09      302,028        765,399
John M. Weaver, Vice President,
  General Counsel and Secretary..........       37,121        8.8%          $12.9375       5/7/09      302,028        765,399
Scott M. Stahr, Former Executive Vice
  President and Chief Operating Officer
  (3)....................................           --        0.0%                --           --           --             --
Donald L. Keithley, Former Executive Vice
  President of Business Development
  (4)....................................       30,303        7.2%          $12.9375       5/7/09      246,555        624,819

---------------
(1) The expiration date of the options is ten years after the date of the grant.

(2) The potential realizable value is reported net of the option price, but before the income taxes associated with exercise. These amounts represent assumed compounded rates of appreciation at 5% and 10% from the date of the grant to the expiration date of the options.

(3) Mr. Stahr resigned as Executive Vice President and Chief Operating Officer on April 26, 1999 and is no longer an employee of Capital Automotive. Mr. Stahr agreed to provide consulting services to the Company on a limited basis through January 15, 2000.

(4) Mr. Keithley forfeited all 30,303 options granted to him in 1999 in connection with his resignation from the position of Executive Vice President of Business Development on September 7, 1999. Mr. Keithley is no longer an employee of Capital Automotive, but serves as an independent consultant to the Board of Trustees.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END SHARE OPTION VALUES

     As the following table reflects, none of Capital Automotive's named officers exercised options in fiscal year 1999.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                    SHARES/UNITS                         OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                    ACQUIRED ON      VALUE            DECEMBER 31, 1999                 FISCAL YEAR END
               NAME                 EXERCISE (#)  REALIZED ($)  EXERCISABLE/UNEXERCISABLE(1)    EXERCISABLE/UNEXERCISABLE ($)(2)
               ----                 ------------  ------------  -----------------------------   --------------------------------
Thomas D. Eckert, President and
  Chief Executive Officer.........            --            --       529,002/635,063                                          --
David S. Kay, Vice President and
  Chief Financial Officer.........            --            --       286,542/323,665                                          --
Peter C. Staaf, Vice President and
  Treasurer.......................            --            --        50,000/187,121                                          --
John M. Weaver, Vice President,
  General Counsel and Secretary...            --            --        37,500/149,621                                          --
Scott M. Stahr, Former Executive
  Vice President and Chief
  Operating Officer (3)...........            --            --            143,272/--                                          --
Donald L. Keithley, Former
  Executive Vice President of
  Business Development (4)........            --            --             66,125/--                                          --

---------------
(1) As of December 31, 1999, all options were "out-of-the-money" options. "Out-of-the-money" options are options with exercise prices above the market price of Capital Automotive's common shares on December 31, 1999.

(2) Based on the closing price of Capital Automotive's common shares on December 31, 1999 ($12.1875) minus the exercise price.

(3) Mr. Stahr resigned as Executive Vice President and Chief Operating Officer on April 26, 1999 and is no longer an employee of Capital Automotive. Mr. Stahr agreed to provide consulting services to the Company on a limited basis through January 15, 2000.

(4) Mr. Keithley resigned as Executive Vice President of Business Development on September 7, 1999 and is no longer an employee of Capital Automotive. Mr. Keithley currently is an independent consultant to the Board of Trustees.

EMPLOYMENT AGREEMENTS

     Capital Automotive and the Partnership have entered into employment agreements with Messrs. Eckert, Kay and Weaver. Each agreement currently terminates in October 2001 and provides that the executive officer agrees to devote his full business time to the operation of Capital Automotive (except as Capital Automotive otherwise agrees, including on behalf of the Partnership). Each employment agreement permits Capital Automotive to terminate the executive officer's employment with appropriate notice for or without cause. In general, cause is defined to include: (1) engaging in dishonesty relating materially to performance of services or obligations contained in the employment agreement;
(2) conviction of any misdemeanor (other than minor infractions) involving fraud, breach of trust, misappropriation or other similar activity or any felony; (3) performance of duties in a grossly negligent manner; or (4) willful breach of the employment agreement in a manner materially injurious to Capital Automotive. In addition, executives may resign for good reason (generally defined in the employment agreement to include Capital Automotive's failure to comply with such agreement's material terms, the reduction of responsibilities and duties or, for Mr. Eckert, his involuntary departure from the Board of Trustees), relocation or a change of control. In general terms, a change of control occurs (1) if a person, entity or group (with certain exceptions) acquires more than 40% of Capital Automotive's then outstanding voting securities, (2) if Capital Automotive merges into another entity unless prior shareholders of Capital Automotive have at least 60% of the combined voting power of the securities in the merged entity, or (3) upon the liquidation or dissolution of Capital Automotive or sale or disposition of substantially all of Capital Automotive's assets.

     If an executive officer's employment ends for any reason, Capital Automotive will pay accrued salary, bonuses already determined, and other existing obligations. In addition, if Capital Automotive terminates Messrs. Eckert or Kay's employment without cause or either of them resigns for good reason, Capital Automotive will be obligated to pay (1) a lump sum payment of severance equal to 24 months' salary, (2) premiums for the period for group health coverage, if any, to which he is entitled by law, and (3) a pro rata annual bonus for the year of termination. Mr. Weaver is employed under similar terms except that Capital Automotive would be obligated to pay a lump sum payment of severance equal to 12 months' salary. Notwithstanding the foregoing, Capital Automotive has not agreed to pay severance and provide the foregoing benefits if the executive officer's employment ends because of expiration or non-extension of his employment agreement.

     While employed and for a one-year period after employment, Messrs. Eckert, Kay and Weaver have agreed not to compete with Capital Automotive by working with or investing in any enterprise that invests primarily in automobile dealership or automotive-related properties or that provides real estate financing to automobile dealerships or automotive-related businesses (with a special exception for legal services Mr. Weaver may provide during that period).

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation Philosophy. Our goal is to design and administer an executive compensation program to (i) attract and retain qualified executive officers,
(ii) reward executive officers for superior performance in achieving Capital Automotive's business objectives and enhancing shareholder value, (iii) align the executive officers' interests with those of the shareholders, and (iv) provide incentives for the creation of long-term shareholder value. The key elements of executive compensation are base salary, annual incentive and performance bonuses, common share options, and grants of performance accelerated restricted shares ("PARS") and restricted phantom shares. The Committee reviews and approves Capital Automotive's policies and practices regarding executive compensation, including (a) base salary levels, (b) incentive compensation plans and related performance awards, and (c) long-term incentives, including awards of equity options, PARS and restricted phantom shares. For 1999, the Committee placed significant emphasis on forms of compensation designed to create a significant and meaningful long-term incentive tied to Capital Automotive's long-term growth, financial success, and increasing shareholder value. Our executives receive compensation for their services to both the Partnership and Capital Automotive. (For purposes of this report, we have described the combined compensation from the Partnership and Capital Automotive.)

     Base Salary Levels. We believe that base salary levels at Capital Automotive are reasonably related to the salary levels of executive officers of comparable real estate investment trusts at similar stages of development. We set base salaries and determined other compensation for 1999 based on those factors. We also believe that the current base salary levels of our executive officers take into account the unique talents and skills of our executive officers. The executive officers that have employment agreements have set floors on base salary and other elements of compensation for their contract terms, but the Committee can increase the base salary at any point. We expect that any such increases will take into account such factors as individual past performance, changes in responsibilities, changes in pay levels of companies deemed comparable by the Committee, and inflation. The Committee, however, intends to reward executive officers for their achievements primarily through bonus awards and long-term incentive compensation, as discussed below.

     Bonus Awards. Capital Automotive uses performance bonuses to reflect the level of involvement and success of its executive officers in advancing corporate goals. The awards earned depend on the extent to which Capital Automotive and individual performance objectives are achieved. Capital Automotive's objectives consist of operating, strategic and financial goals that are considered to be critical to our fundamental long-term goal of building shareholder value. For fiscal year 1999, these objectives were: (i) effective implementation of the planned growth of Capital Automotive; (ii) continued advances toward project goals in property acquisition and management; (iii) progress in certain financial and administrative activities; (iv) achievement of superior total shareholder return as compared to Capital Automotive's peer group; and (v) achievement of targeted funds from operations per share. In addition, in 1999, Capital Automotive implemented a Phantom Share Purchase Program (described in greater detail below), under which executive officers defer a portion of their annual bonuses through mandatory and voluntary purchases of restricted phantom shares. This program further aligns the executive officers' interests with those of the shareholders and provides incentives for the creation of long-term shareholder value. The Committee awarded $605,000 in bonuses to named officers for fiscal year 1999, of which $392,500 was deferred towards the purchase of restricted phantom shares.

     Long-Term Incentive Compensation. The Board and the shareholders approved the Amended 1998 Equity Incentive Plan (the "Amended 1998 Plan") as the principal means of providing long-term incentives. The Committee believes that the use of equity incentives aligns the interest of executive officers with those of shareholders and promotes long-term shareholder value better than does cash alone. The Amended 1998 Plan provides for grants of nonqualified stock options, incentive stock options, restricted shares and performance shares to key executives of Capital Automotive. The Committee administers the Amended 1998 Plan and determines the participants who receive awards, the terms of the awards, the schedule for exercisability or nonforfeitability, the time and conditions for expiration of the awards, and the form of payment upon exercise. The Committee may make determinations under the Amended 1998 Plan that are not uniform as to the participants and that do not consider whether possible participants are similarly situated.

     Common share options generally are granted on an annual basis with an exercise price of 100% of the current fair market value of the Company's common shares on the date of grant. As a result, any options granted are of value to the executive officer only if the share price increases over time. The 1999 common share option grants reflect the compensation philosophy of Capital Automotive to place greater emphasis on the long-term compensation components of the compensation program. Option grants typically vest ratably at 25% per year beginning one year from the date of grant. The Committee awarded 247,727 common share options to executive officers in 1999.

     In 1999, the Committee began awarding PARS under the Amended 1998 Plan to place a greater emphasis on share-based incentives. PARS generally vest one-half on the third anniversary plus fifteen days from the effective date of the grant and the remaining half will vest on the seventh anniversary plus fifteen days from the effective date of the grant. However, if the performance of Capital Automotive meets certain specified performance targets, a certain specified percentage of the one-half of the PARS initially vesting on the seventh anniversary plus fifteen days from the effective date shall vest earlier than such date. The Committee awarded 27,249 PARS to executive officers in 1999.

     In addition, in 1999, Capital Automotive REIT established a Phantom Share Purchase Program which authorizes mandatory and voluntary purchases of restricted phantom shares upon the deferral of a portion of an executive officer's annual bonus. Pursuant to this program, 20% of any annual bonus payable to an executive officer must be deferred under the program and the executive officer may elect to defer up to an additional 30% of any annual bonus payable to him. The restricted phantom shares are purchased at a price equal to 80% of the fair market value of the Company's common shares on the date of grant. Restricted phantom shares generally vest on the third anniversary from the date of grant. Each of the executive officers elected to participate in the voluntary portion of the program. In addition, the Committee voted to waive the 50% limit with respect to Mr. Eckert for 1999, who elected to defer 100% of his annual bonus of $230,000 for 1999 towards the purchase of restricted shares. The Committee determined that allowing Mr. Eckert to purchase additional restricted phantom shares would further align his interests with those of the shareholders and provide further incentives for the creation of long-term shareholder value. On January 17, 2000, 13,046 restricted phantom shares were purchased by executive officers under the mandatory portion of the program and 29,274 restricted phantom shares were purchased by executive officers under the voluntary portion of the program.

     Compensation of the Chief Executive Officer. The Committee uses the same procedures described above in setting the annual salary, bonus and long-term incentive compensation of the Chief Executive Officer. In 1999, Mr. Eckert received a base salary of $350,000 and, as described above, the Committee approved his 1999 bonus award of $230,000, which amount was deferred towards the purchase of 24,798 restricted phantom shares on January 17, 2000. The Committee also approved the grant of 106,061 common share options and 11,667 PARS in 1999. In doing so, the Committee considered Capital Automotive's satisfaction of performance goals, such as achievement of superior funds from operations compared to its peer group, and similarly, high total shareholder return as compared to its peer group, and additional subjective factors such as Mr. Eckert's continued success in building a solid base of automotive dealership properties, creating a solid, efficient officer group and staff to manage the rapid expansion, and retaining highly qualified executives.

     Compensation Deduction Limit. The Securities and Exchange Commission (the "SEC") requires that this report comment on Capital Automotive's policy with respect to a special rule under the tax laws, Section 162(m) of the Code. That section can limit the deductibility on a Subchapter C corporation's federal income tax return of compensation of $1.0 million to any of the executive officers. (Most public companies are Subchapter C corporations, but Capital Automotive is not, so we describe the difference below.)

     A company can deduct compensation (including from exercising options) outside that limit if it pays the compensation under a plan that its shareholders approve and that is performance-related and non-discretionary. Option exercises are typically deductible under such a plan if granted with exercise prices at or above the market price when granted. The Committee's policy with respect to this section is to make every reasonable effort to ensure that compensation complies with Section 162(m), while simultaneously providing

Capital Automotive's executives with the proper incentives to remain with and increase the prospects of Capital Automotive. We note that Section 162(m) does not affect Capital Automotive as directly as it does Subchapter C corporations, because Capital Automotive does not ordinarily pay taxes. Instead, if optionees buy a large number of shares at the same time by exercising options, Capital Automotive might not be able to deduct all of the compensation income from those purchases. That loss of deduction could increase the amount that Capital Automotive must distribute to its shareholders, which might mean it would need to borrow to make distributions. Given the way we administer the incentive plan, we think it is unlikely that this result will occur. Capital Automotive did not pay any compensation with respect to 1999 that would be outside the limits of
Section 162(m).

                                          Executive Compensation Committee

                                          John E. Reilly, Chairman
                                          Craig L. Fuller
                                          William E. Hoglund

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of Messrs. Reilly, Fuller and Hoglund has ever been an officer or employee of Capital Automotive.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended December 31, 1999, Capital Automotive or its subsidiaries, including the Partnership and its subsidiaries, was a party to transactions described in the following paragraphs involving a Trustee, an executive officer or a 5% or greater shareholder (on a fully converted basis). Management believes that such transactions are on terms that are materially no less favorable than those that could have been obtained in comparable transactions with unaffiliated parties.

TRUSTEES

John J. Pohanka. In 1998, Capital Automotive entered into leases for the properties that it acquired in 1998 from entities related to Mr. Pohanka and members of his family back to other entities related to Mr. Pohanka as follows:

                                                                             ANNUAL BASE RENT
             LESSEES (DEALERSHIPS) (1)                     LOCATION       (AS OF MARCH 10, 2000)
             -------------------------                ------------------  ----------------------
Pohanka Properties, Inc. (Chevrolet and Acura)
  (2)...............................................  Chantilly, VA             $  839,549
Pohanka Virginia Properties, L.L.C. (Cadillac,
  Hyundai, Nissan, Oldsmobile & Honda) (3)..........  Fredericksburg, VA           534,491
Pohanka of Salisbury, Inc. (Nissan, Toyota, Honda,
  Hyundai, Mercedes-Benz and Mazda) (4).............  Salisbury, MD                477,486
Pohanka Properties, Inc. (Saturn, Isuzu and
  Oldsmobile) (2)...................................  Marlow Heights, MD           475,608
Pohanka Virginia Properties, L.L.C. (Saturn) (3)....  Bowie, MD                    447,171
Pohanka Properties, Inc. (Honda) (2)................  Marlow Heights, MD           406,575
Pohanka Properties, Inc. (Lexus) (2)................  Chantilly, VA                377,366
Pohanka Virginia Properties, L.L.C. (Undeveloped
  Dealership Lot) (3)...............................  Chantilly, VA                270,010
Pohanka Properties, Inc. (Hyundai) (2)..............  Marlow Heights, MD           171,788
Pohanka Properties, Inc. (Body Shop) (2)............  Marlow Heights, MD            77,340
                                                                                ----------
    Total...........................................                            $4,077,384
                                                                                ==========

---------------
(1) Each lease with an affiliate of Pohanka Automotive Group has been guaranteed by each other lessee and dealership affiliated with Pohanka Automotive Group.

(2) Owned by The John J. Pohanka Trust (15.937%) and Mr. Pohanka's children, Geoffrey P. Pohanka (44.156%), Susan Pohanka Schantz (38.938%) and Brian C. Pohanka (.969%).

(3) Owned by John J. Pohanka (4%) and Mr. Pohanka's children, Geoffrey P. Pohanka (32%), Susan Pohanka Schantz (32%) and Brian C. Pohanka (10%).

(4) Owned by Geoffrey P. Pohanka (24%) and unaffiliated persons (76%).

     On December 8, 1998, Capital Automotive entered into a letter agreement with the predecessor of Pohanka Virginia Properties, L.L.C. Under that agreement, Capital Automotive agreed to reimburse the tenant for the cost of certain improvements constructed at its Fredericksburg, Virginia dealership leased from Capital Automotive. In return, Pohanka Virginia Properties, as tenant, agreed to an increase in the annual base rent under the lease of such property equal to 11% of the aggregate amount of funding by Capital Automotive. On November 5, 1999, pursuant to the terms of an amended lease agreement and in satisfaction of their respective obligations under the December 8, 1998 letter agreement, Capital Automotive reimbursed the tenant an amount equal to $1,424,205 and the tenant agreed to pay an additional $156,663 in annual base rent for the remainder of the lease term.

     On June 28, 1999, Pohanka of Salisbury, Inc. acquired the rights and obligations of Good News Automotive, a tenant of Capital Automotive, under a lease agreement with Capital Automotive with respect to six of Capital Automotive's properties located in Salisbury, MD. The terms and provisions of the lease agreement were not modified or amended in connection with such assignment. As of March 10, 2000, the annual base rent under such lease agreement was $477,486.

Robert M. Rosenthal. In 1998, Capital Automotive entered into leases for the properties that it acquired in 1998 from entities related to Mr. Rosenthal and members of his family back to Geneva Enterprises, Inc. and another entity related to Mr. Rosenthal as follows:

                                                                              ANNUAL BASE RENT
                LESSEES (DEALERSHIPS)                       LOCATION       (AS OF MARCH 10, 2000)
                ---------------------                   -----------------  ----------------------
Geneva Enterprises, Inc. d/b/a Rosenthal Nissan/
  Mazda (1)...........................................  Tysons Corner, VA        $2,499,396
Geneva Enterprises, Inc. d/b/a Rosenthal Mazda (1)....  Arlington, VA               619,930
Geneva Enterprises, Inc. d/b/a Rosenthal
  Chevrolet/Jeep (Storage Lot) (1)....................  Arlington, VA               561,835
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (1)....  Tysons Corner, VA           510,536
Geneva Enterprises, Inc. d/b/a Rosenthal Jaguar (1)...  Tysons Corner, VA           510,524
Geneva Enterprises, Inc. d/b/a Geneva Management
  (Related Business) (1)..............................  Arlington, VA               452,902
Geneva Enterprises, Inc. d/b/a Rosenthal Isuzu (1)....  Gaithersburg, MD            448,739
Geneva Enterprises, Inc. d/b/a Nissan Gaithersburg
  (1).................................................  Gaithersburg, MD            348,135
Geneva Enterprises, Inc. d/b/a Rosenthal Acura (1)....  Gaithersburg, MD            328,152
Geneva Enterprises, Inc. d/b/a Rosenthal Chevrolet/
  Jeep (1)............................................  Arlington, VA               311,996
Maryland Imported Cars, Inc. d/b/a Gaithersburg
  Mazda (2)(3)........................................  Gaithersburg, MD            259,758
Geneva Enterprises, Inc. d/b/a Rosenthal Honda
  (2-acre lot) (1)....................................  Tysons Corner, VA           178,533
Geneva Enterprises, Inc. d/b/a Rosenthal Honda (Body
  Shop) (1)...........................................  Tysons Corner, VA           127,365
                                                                                 ----------
    Total.............................................                           $7,157,801
                                                                                 ==========

---------------
(1) Owned by (1) Mr. Rosenthal (56.463%), (2) Mr. Rosenthal's spouse, Marion Rosenthal (1.202%), (3) Mr. Rosenthal's daughters, Brooke E. Peterson, Jane
    R. Cafritz and Nancy L. Rosenthal (8.506% each), and (4) certain employees of Rosenthal Automotive Organization.

(2) Guaranteed by Geneva Enterprises, Inc., an affiliate of Mr. Rosenthal.

(3) Owned by (1) Mr. Rosenthal (51%), and (2) certain employees of Rosenthal Automotive Organization.

Vincent A. Sheehy. In 1998, Capital Automotive entered into leases for the properties that it acquired in 1998 from entities related to Mr. Sheehy or members of his family back to other entities related to Mr. Sheehy as follows:

                                                                                     ANNUAL BASE RENT
                   LESSEES (DEALERSHIPS)                           LOCATION       (AS OF MARCH 10, 2000)
                   ---------------------                      ------------------  ----------------------
Sheehy Ford of Marlow Heights (1)...........................  Marlow Heights, MD        $  257,900
Malloy Lincoln-Mercury, Inc. (2)............................  Woodbridge, VA               284,524
Sheehy Ford of Springfield, Inc. (3)........................  Springfield, VA              667,672
                                                                                        ----------
    Total...................................................                            $1,210,096
                                                                                        ==========

---------------
(1) Owned by (1) Sheehy Auto Stores, Inc. (80.3%), which is owned 35% by Mr. Sheehy's father, Vincent A. Sheehy, III, 27.7% by Mr. Sheehy's mother, Helen Sheehy and 16.2% by Mr. Sheehy, and (2) Sheehy Family Trust (19.7%), of which each of Mr. Sheehy and his brothers and sisters, Ann Sheehy, Elizabeth Sheehy, Patricia Malloy and Paul Sheehy, are 20% beneficiaries.

(2) Owned 100% by Mr. Sheehy's brother-in-law, Geoffrey Malloy.

(3) Owned 100% by Sheehy Auto Stores, Inc.

     On January 31, 2000, Capital Automotive entered into an agreement with Geoffrey Malloy (the brother-in-law of Vincent A. Sheehy), whereby Capital Automotive agreed to sell to Mr. Malloy, or an entity controlled by Mr. Malloy, the real property underlying Malloy Lincoln-Mercury, Inc. located in Woodbridge, Virginia for a purchase price of $2,800,000. The agreement is subject to customary closing conditions and is expected to close in late March of 2000.

                               OTHER INFORMATION

COMPANY PERFORMANCE

     The following graph compares the cumulative total shareholder return on the common shares of Capital Automotive from February 13, 1998 (the date the common shares were first offered and sold to the public at the initial public offering price of $15.00 per share) through December 31, 1999 with the cumulative total return of the NAREIT Equity Total Return Index and the cumulative total return of the Standard and Poors ("S&P") 500 Index. Capital Automotive's common share price and the price of the S&P 500 Index are published daily. The NAREIT Equity Total Return Index is published monthly and for purposes of this presentation was interpolated to February 13, 1998.

     The graph assumes an investment of $100 in each of Capital Automotive REIT, the NAREIT Equity Total Return Index and the S&P 500 Index on February 13, 1998. The comparison assumes that all dividends are reinvested into additional common shares during the holding period.

      COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CAPITAL AUTOMOTIVE REIT,
           THE NAREIT EQUITY TOTAL RETURN INDEX AND THE S&P 500 INDEX
                  FROM FEBRUARY 13, 1998 TO DECEMBER 31, 1999
[LINE GRAPH]

                                                                               NAREIT EQUITY TOTAL
                                                 CAPITAL AUTOMOTIVE REIT          RETURN INDEX                S&P 500 INDEX
                                                 -----------------------       -------------------            -------------
February 13, 1998                                        100.00                      100.00                      100.00
December 31, 1998                                        105.40                       84.38                      122.10
December 31, 1999                                         98.40                       78.92                      147.79

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on our records and other information, we believe that our Trustees and executive officers who are required to file reports under Section 16 reported all transactions in Capital Automotive's common shares and derivative securities, including options for shares, PARS and warrants, on a timely basis during the fiscal year ended December 31, 1999, except that Thomas D. Eckert (i) filed a Form 4 on September 9, 1999 reporting the purchase of 1,500 common shares that were not timely filed on a Form 4, and (ii) filed a Form 5 on February 14, 2000 reporting the purchase of 600 shares that were not timely filed on a Form 4.

PROPOSALS FOR THE 2001 ANNUAL MEETING

     If you want to include a proposal in the proxy statement for Capital Automotive's 2001 Annual Meeting, send the proposal to Capital Automotive REIT at 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, Attn: Secretary and General Counsel. Proposals must be received on or before December 1, 2000 to be included in next year's proxy statement. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as well as the requirements of Capital Automotive's Declaration of Trust and Bylaws.

     Capital Automotive, in its discretion, will be able to use proxies given to it for next year's meeting to vote for or against any shareholder proposal that is not included in the proxy statement unless the proposal is submitted to Capital Automotive on or before February 14, 2001.

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

                             CAPITAL AUTOMOTIVE REIT

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
           BOARD OF TRUSTEES AND MAY BE REVOKED PRIOR TO ITS EXERCISE

        The undersigned shareholder(s) of Capital Automotive REIT (the "Company") hereby appoints Messrs. Thomas D. Eckert and David S. Kay, and each of them singly, as proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 4, 2000, and at any and all adjournments thereof, to vote all common shares of said Company held of record by the undersigned on March 10, 2000, as if the undersigned were present and voting the shares.

                         (TO BE SIGNED ON REVERSE SIDE)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                             CAPITAL AUTOMOTIVE REIT

                                   May 4, 2000

                 Please Detach and Mail in the Envelope Provided

    -----      Please mark your
    A [x]      votes as in this
    -----      example.

                 FOR              WITHHOLD         Nominees: Thomas D. Eckert
             all nominees         AUTHORITY                  Craig L. Fuller
            listed at right       to vote for all            David Gladstone
          (except as indicated    nominees                   William E. Hoglund
            to the contrary)      listed at right            R. Michael McCullough
                                                             Lee P. Munder
                                                             John J. Pohanka
                                                             John E. Reilly
                                                             Robert M. Rosenthal
                                                             Vincent A. Sheehy
                                                             William R. Swanson

1.  ELECTION    ----------     -------------
       OF       {        }     {           }
    TRUSTEES    ----------     -------------


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

                                              FOR        AGAINST       ABSTAIN
2. Ratification of the appointment of the  --------     ----------    ---------
   accounting firm of Arthur Andersen LLP  {      }     {        }    {       }
   to serve as independent accountants for -------- ---------- --------- CapitalAutomotive REIT for the fiscal year ending December 31, 2000

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting to the extent permitted by law.

THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW.

                                                           --------------
                             I PLAN TO ATTEND THE MEETING  {            }
                                                           --------------
SIGNATURE                            SIGNATURE IF HELD JOINTLY
        ----------------------                               -------------------


Dated:         , 2000
      ---------

NOTE: Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.